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                                                                     EXHIBIT 5.1

                     [LETTERHEAD OF HOGAN & HARTSON L.L.P.]

                                  July 7, 1998

Board of Trustees
Equity Office Properties Trust
Suite 2200
Two North Riverside Plaza
Chicago, Illinois 60606

Ladies and Gentlemen:

     We are acting as counsel to EOP Operating Limited Partnership, a Delaware limited partnership (the "Company"), of which Equity Office Properties Trust, a Maryland real estate investment trust (the "Trust"), is the managing general partner, in connection with the Company's registration statement on Form S-3, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission relating to the proposed public offering of up to $2,000,000,000 in aggregate amount of one or more series of unsecured debt securities (the "Debt Securities") or warrants exercisable for Debt Securities (the "Warrants" and, together with the Debt Securities, the "Securities"), all of which Securities may be offered and sold by the Company from time to time as set forth in the prospectus which forms a part of the Registration Statement (the "Prospectus"), and as to be set forth in one or more supplements to the Prospectus (each, a "Prospectus Supplement"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. sec. 229.601(b)(5), in connection with the Registration Statement.

     For purposes of this opinion letter, we have examined copies of the following documents:

     1.    An executed copy of the Registration Statement.

     2. The Certificate of Limited Partnership of the Company, certified by the Secretary of State of the State of Delaware on July 6, 1997, and certified as of the date hereof by the Secretary of the Trust, in its capacity as managing general partner of the Company, as then being complete, accurate and in effect.

     3. The Agreement of Limited Partnership of the Company, dated as of July 3, 1997, as amended, as certified as of the date hereof by the Secretary of the Trust, in its capacity as managing general partner of the Company, as then being complete, accurate and in effect (the "Partnership Agreement").

     4. The Indenture, dated as of September 2, 1997, between the Company and State Street Bank and Trust Company, as supplemented by the First Supplemental Indenture, dated as of February 2, 1998, between the Company and State Street Bank & Trust Company (collectively, the "Indenture").

     5. Resolutions of the Executive Committee of the Board of Trustees of the Trust, acting in its capacity as managing general partner of the Company, adopted on July 2, 1998, as certified by the Secretary
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of the Trust as of the date hereof as then being complete, accurate and in effect, relating to the filing by the Company of the Registration Statement and related matters.

     In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity, accuracy and completeness of all documents submitted to us, the conformity with the original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies, and the authenticity of all such latter documents. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

     For purposes of this opinion letter, we have assumed that (i) the issuance, sale, amount and terms of the Securities to be offered from time to time will be duly authorized and established by proper action of the Board of Trustees of the Trust, as the managing general partner of the Company, consistent with the procedures and terms described in the Registration Statement (each, a "Board Action") and in accordance with the Partnership Agreement and applicable Delaware law, (ii) any Debt Securities will be issued pursuant to the Indenture and (iii) any Warrants will be issued under one or more warrant agreements (each, a "Warrant Agreement"), each to be between the Company and a financial institution identified therein as a warrant agent (each, a "Warrant Agent").

     This opinion letter is based as to matters of law solely on the partnership law of the State of Delaware and the contract law of the State of New York (but not including any statutes, ordinances, administrative decisions, rules, or regulations of any political subdivision of the State of New York). We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations.

     Based upon, subject to and limited by the foregoing, we are of the opinion that:

     (a) When (i) the Registration Statement has become effective under the Securities Act of 1933, as amended (the "Act"), (ii) an applicable Indenture has been duly executed and delivered by the Company and the Trustee named therein,
(iii) by applicable Board Action, the issuance of any series of Debt Securities has been duly authorized and the terms thereof have been duly established in accordance with the provisions of the Indenture, and (iv) such Debt Securities have been duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms of such Board Action, any applicable underwriting agreement or purchase agreement, the Indenture and any applicable supplemental indenture, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and as may be limited by the exercise of judicial discretion and the application of principles of equity, including, without limitation, requirements of good faith, fair dealing, conscionability and materiality (regardless of whether enforcement is considered in a proceeding at law or in equity).

     (b) When (i) the Registration Statement has become effective under the Act , (ii) a Warrant Agreement conforming to the description thereof in the Registration Statement and/or the applicable Prospectus Supplement has been duly authorized by applicable Board Action and delivered by the Company and the Warrant Agent named therein, (iii) Warrants conforming to the requirements of the related Warrant Agreement have been duly authenticated by the Warrant Agent and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms of such Board Action, any applicable underwriting agreement or purchase agreement and the applicable Warrant
Agreement and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Warrants will constitute valid and binding obligations of the Company, entitled to the benefits of any applicable Warrant Agreement and enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and as may be limited by the exercise of judicial discretion and the application of principles of equity, including, without limitation, requirements of good faith, fair dealing,
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conscionability and materiality (regardless of whether enforcement is considered in a proceeding in equity or at law).

     To the extent that the obligations of the Company under the Indenture may be dependent upon such matters, we assume for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

     To the extent that the obligations of the Company under any Warrant Agreement may be dependent upon such matters, we assume for purposes of this opinion that the applicable Warrant Agent is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Warrant Agent is duly qualified to engage in the activities contemplated by the Warrant Agreement; that the Warrant Agreement has been duly authorized, executed and delivered by the Warrant Agent and constitutes the valid and binding obligation of the Warrant Agent enforceable against the Warrant Agent in accordance with its terms; that the Warrant Agent is in compliance, with respect to acting as a Warrant Agent under the Warrant Agreement, with all applicable laws and regulations; and that the Warrant Agent has the requisite organizational and legal power and authority to perform its obligations under the Warrant Agreement.

     The opinions expressed in Paragraphs (a) and (b) above shall be understood to mean only that if there is a default in performance of an obligation, (i) if a failure to pay or other damage can be shown and (ii) if the defaulting party can be brought into a court which will hear the case and apply the governing law, then, subject to the availability of defenses and to the exceptions set forth in Paragraphs (a) and (b), the court will provide a money damage (or perhaps injunctive or specific performance) remedy.

     We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

     We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                          Very truly yours,

                                          /s/ Hogan & Hartson L.L.P.

                                          HOGAN & HARTSON L.L.P.